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As filed with the Securities and Exchange Commission on August 18, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

58-2511877
(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia    30309
(Address of Principal Executive Offices)    (Zip Code)

EarthLink, Inc.
Equity Plan for Non-Employee Directors
(Full Title of the Plan)

Charles G. Betty
Chief Executive Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(Name and Address of Agent For Service)

(404) 815-0770
(Telephone Number, Including Area Code, of Agent For Service)

Copies of Communications to:

Scott M. Hobby, Esq.
David M. Carter, Esq.
Hunton & Williams
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, GA 30308-2216

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $.01 par value per share, including rights to purchase the Registrant's Series D Junior Preferred Stock, $.01 par value per share ("Rights") (3)	600,000 shares	$6.86	$4,116,000.00	$332.98

(1)
This registration statement covers 600,000 additional shares of Common Stock issuable under the Registrant's Equity Plan for Non-Employee Directors, formerly known as the Stock Option Plan for Non-Employee Directors (the "Plan"), by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan from 350,000 to 950,000.

(2)
Calculated pursuant to Rule 457(c) on the basis of $6.86 per share, which was the average of the high and low prices of the Common Stock ($7.05 and $6.66, respectively) as quoted on the Nasdaq National Market on August 11, 2003.

(3)
The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. The value attributed to the Rights, if any, is reflected in the market price of the Common Stock.

INCORPORATION BY REFERENCE

        Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, EarthLink, Inc. (the "Company") is hereby registering additional shares of its common stock, $.01 par value per share (the "Common Stock"), together with rights to purchase associated Series D Junior Preferred Stock, $.01 par value per share, in the number set forth on the cover page of this registration statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, and such registration statements, as listed below, are incorporated by reference herein:

  1.
  Registration Statement on Form S-8 of EarthLink, Inc. (Registration No. 333-39456) filed on June 16, 2000.

  2.
  The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form S-8 of EarthLink, Inc. (Registration No. 333-30024) filed on February 10, 2000.

  3.
  The description of the Company's Series D Junior Preferred Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A (Registration No. 001-15605) filed on August 6, 2002.

  4.
  The Annual Report of the Company on Form 10-K and 10-K/A for the year ended December 31, 2002.

  5.
  The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003.

        All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ADDITIONAL INFORMATION

        The EarthLink, Inc. Stock Option Plan for Non-Employee Directors was amended, including in order to reserve an additional 600,000 shares of the Company's Common Stock for issuance thereunder and to permit the use of up to 300,000 of these shares for grants of restricted stock and restricted stock units thereunder and the issuance of shares of Common Stock for deferred stock benefits. On May 27, 2003, at the Annual Meeting of Stockholders of the Company, the stockholders of the Company approved the amendments to the Plan. As of the date of this registration statement, 670,000 shares of Common Stock remain available for issuance under the Plan.

Item 8. Exhibits.

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
3.2	Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to EarthLink, Inc.'s Form 8-K, dated August 6, 2002—File No. 001-15605).
4.3
Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 8-A of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
10.1	Amended and Restated EarthLink, Inc. Equity Plan for Non-Employee Directors (incorporated by reference to EarthLink, Inc.'s definitive proxy statement, dated April 22, 2003—File No. 001-15605).
23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (included on signature page).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 18th day of August, 2003.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Charles G. Betty Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles G. Betty and Lee Adrean, and both of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)	August 18, 2003
/s/ LEE ADREAN Lee Adrean	Chief Financial Officer (principal financial officer)	August 18, 2003
/s/ KEVIN M. DOTTS Kevin M. Dotts	Vice President Finance (principal accounting officer)	August 18, 2003
/s/ SKY D. DAYTON Sky D. Dayton	Chairman of the Board of Directors	August 18, 2003
/s/ MARCE FULLER Marce Fuller	Director	August 18, 2003
/s/ ROBERT M. KAVNER Robert M. Kavner	Director	August 18, 2003
/s/ LINWOOD A. LACY, JR. Linwood A. Lacy, Jr.	Director	August 18, 2003
/s/ ROBERT M. METCALFE Robert M. Metcalfe	Director	August 18, 2003
/s/ THOMAS E. WHEELER Thomas E. Wheeler	Director	August 18, 2003

EXHIBIT INDEX

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
3.2	Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to EarthLink, Inc.'s Form 8-K, dated August 6, 2002—File No. 001-15605).
4.3
Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 8-A of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
10.1	Amended and Restated EarthLink, Inc. Equity Plan for Non-Employee Directors (incorporated by reference to EarthLink, Inc.'s definitive proxy statement, dated April 22, 2003—File No. 001-15605).
23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (included on signature page).

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INCORPORATION BY REFERENCE
ADDITIONAL INFORMATION
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX